Exhibit 10.1

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

CONFIDENTIAL

September 14, 2016

Scott Graves
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

Dear Scott:

This letter agreement (the “Agreement”) sets forth our understanding and agreement with you relating to your departure from and the cessation of your employment with Oaktree Capital Management, L.P., a Delaware limited partnership (“Oaktree”), and the other matters set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Fifth Amended and Restated Limited Partnership Agreement of Oaktree Capital Group Holdings, L.P., a Delaware limited partnership (“OCGH”), dated as of November 10, 2015 (as may be amended, modified, supplemented or restated from time to time, the “OCGH LPA”).

1.Transitional Period. During the period (the “Transitional Period”) beginning on the date hereof through and including December 31, 2016 (or, if earlier, the date that your Oaktree employment terminates, the “Departure Date”), you acknowledge and agree that you shall remain a full time and exclusive employee of Oaktree. During the Transitional Period, you shall assist Oaktree with respect to any matters related to your departure, including the transition of your responsibilities and communications with third parties. In addition, during the Transitional Period, you shall perform such assignments as may be assigned to you by Oaktree from time to time, consistent with your existing responsibilities, and you shall continue to receive the same base salary that you are currently receiving; provided that you shall be on “garden leave” beginning as of September 30, 2016 and, as such, you will no longer come into Oaktree’s offices thereafter, although you will cooperate with reasonable requests to assist on an ad-hoc basis with specific matters relating to transition management, specific investments, investor communications and other issues of a similar nature. You hereby resign all offices, other positions and other titles that you hold with Oaktree or any of its affiliate effective as of the Departure Date; provided that, notwithstanding your holding any such office, position or title between the date hereof and the Departure Date, you shall cease as of the date hereof to have any authority to act for or bind Oaktree or any of its affiliates. You further acknowledge and agree that your employment rights will not be enlarged or guaranteed by reason of any of the provisions of this Agreement. You further acknowledge and agree that you are and shall continue to be an “at will” employee of Oaktree during the Transitional Period, which means that your employment with Oaktree may be terminated at any time by Oaktree with or without cause or notice and for any lawful reason or no reason. Oaktree acknowledges and agrees that, notwithstanding the foregoing or anything in the OCGH LPA to the contrary (including Sections 10.2 and 10.4(b) thereof), you shall be permitted to seek and accept employment by (or a consulting role or other relationship with) and, after the end of the Transitional Period, begin employment or consulting with or otherwise participate in the management of, another employer or entity, including a Competitive Business.

2.Full Duration Condition. If all of the following conditions are satisfied: (a) you (i) remain employed with Oaktree for the entire period from the date hereof through and including December 31, 2016, (ii) are terminated by Oaktree without Cause (as defined below) on or prior to December 31, 2016, or (iii) you and Oaktree mutually agree in writing that this clause (a) is satisfied notwithstanding a Departure Date prior to December 31, 2016, (b) you execute and deliver the Supplemental Release (as defined below) in accordance with Section 17.4 below, (c) the Supplemental Release remains unrevoked and in full force and effect after the expiration of all periods during which you may revoke the Supplemental Release pursuant to applicable law, and (d) you have otherwise complied with all of your obligations under this Agreement (including, without limitation, your obligation to comply with the covenants referenced in Section 8 below), then you shall be deemed to have satisfied the “Full Duration Condition” for purposes of this Agreement. The term “Cause” shall mean the occurrence of any of the following events during your employment (regardless whether the occurrence is discovered before or after the termination of your employment): (A) gross negligence, insubordination, sexual harassment or misconduct detrimental to any Oaktree Group Member, (B) a material breach by you of any agreement between you, on the one hand, and any Oaktree Group Member, on the other, (C) your violation of any applicable regulatory rule or regulation, (D) your conviction of, or entry of a guilty plea or of no contest to, a felony (other than a motor-vehicle-related felony for which no custodial penalty is imposed), (E) entry of an order issued by any court or regulatory agency removing you as an officer of any Oaktree Group Member or prohibiting you from participating in the conduct of the affairs of any Oaktree Group Member, or (F) fraud, theft, misappropriation or dishonesty by you relating to any Oaktree Group Member, including, without limitation, any theft of funds or misappropriation of confidential information belonging to any Oaktree Group Member.

3.Vesting of OCGH Units. Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as the general partner of OCGH, agrees that, if you satisfy the Full Duration Condition, then, notwithstanding Section 4.4 of or any other provision of the OCGH LPA or any grant or award agreement relating to your Units (collectively, the “OCGH Grant Agreements”), (a) 161,799 Unvested Units held by you or The Scott and Helen Graves Revocable Trust shall vest, such that you and The Scott and Helen Graves Revocable Trust will hold, in the aggregate, 1,143,438 Vested Units (prior to giving effect to any dispositions between the date of this Agreement and the Departure Date) as of the Departure Date; (b) an additional 28,500 Unvested Units that are held by you and The Scott and Helen Graves Revocable Trust shall not be forfeited as of your Departure Date and shall instead vest on January 1, 2019 (it being understood, for the avoidance of doubt, that your continued compliance with this Agreement (including, without limitation, your obligation to comply with the covenants referenced in Section 8 below) after your Departure Date is a necessary condition to such vesting); and (c) it shall afford you the right to participate in exchanges and redemptions described in Article VI of the OCGH LPA in which non-founder OCGH unitholders are given the opportunity to participate. For the avoidance of doubt, all Units owned by you or The Scott and Helen Graves Revocable Trust (including, without limitation, any such Units that vest by operation of this Section 3), shall, except as expressly set forth herein, continue to be subject to all applicable agreements and documents governing their terms, including, without limitation, all of the provisions of the OCGH LPA and the OCGH Grant Agreements. Without limiting the foregoing sentence, except as otherwise contemplated by clause (a) or (b) of the first sentence of this Section 3, all Unvested Units held by you or The Scott and Helen Graves Revocable Trust shall be forfeited as of your Departure Date.

4.Vesting of OCG Class A Units. Oaktree Capital Group, LLC (“OCG”) agrees that, if you satisfy the Full Duration Condition, then notwithstanding any contrary term or condition contained in the limited liability company agreement of OCG (as amended, modified, supplemented or restated from time to time, the “OCG LLC Agreement”) or any grant or award agreement relating to your Class A Units of OCG (“Class A Units”) (“OCG Grant Agreements”), 11,753 unvested Class A Units held by you or The Scott and Helen Graves Revocable Trust shall vest, such that you and The Scott and Helen Graves Revocable Trust will hold, in the aggregate, 86,786 Class A Units (prior to giving effect to any dispositions between the date hereof and the Departure Date) as of the Departure Date. For the avoidance of doubt, all Class A Units owned by you or The Scott and Helen Graves Revocable Trust, shall, except as expressly set forth herein, continue to be subject to all agreements, documents and policies with or of the Oaktree Group that apply to such Class A Units, including, without limitation, all of the provisions of the OCGH LPA (to the extent applicable), the OCG LLC Agreement, the OCG Grant Agreements, and the Securities Trading Policy in effect from time to time. Without limiting the foregoing sentence, except as otherwise contemplated by the first sentence of this Section 4, all unvested Class A Units held by you or The Scott and Helen Graves Revocable Trust shall be forfeited as of your Departure Date.

5.Vesting of Carried Interest. If you satisfy the Full Duration Condition, your vested points in the relevant investment funds managed by Oaktree and its affiliates (collectively, your “Remaining Points”) shall fully vest. Except as expressly set forth in this Section 5 and in Section 7 below, the terms and conditions applicable to your Remaining Points under the relevant grant agreements and other governing documents shall remain in full force and effect. For the avoidance of doubt, if you do not satisfy the Full Duration Condition, then the vesting of your Remaining Points shall continue to be governed by the terms and conditions of the governing documents thereof, without regard to the provisions of this Section 5.

6.Total 2016 Compensation. If you satisfy the Full Duration Condition, then, in consideration of, among other things, the covenants and agreements set forth herein (including, without limitation, the releases set forth in Section 17 below), you shall be entitled to receive a bonus with respect to 2016 equal to (a) Two Million Six Hundred Thirty Thousand Dollars ($2,630,000), minus (b) the gross amount of your 2016 salary paid to you by Oaktree (which is expected to equal approximately Five Hundred Thousand Dollars ($500,000)), minus (c) applicable withholdings and deductions, minus (d) the aggregate 401(k) contributions, if any, made or to be made by Oaktree for your benefit with respect to 2016. Oaktree shall pay such bonus in cash on the Departure Date (except that any 401(k) contribution, if you are entitled to one, shall be made to your 401(k) account on the same date such contributions are made to the accounts of other Oaktree employees).

7.Waiver of Certain Restrictive Covenants. If you satisfy the Full Duration Condition, then (a) Section 10.4(b) of the OCGH LPA (and any similar provision in any grant or award agreement with respect to any of your OCGH Units, Class A Units or Remaining Points, and any limited partnership, limited liability company or other governing agreement related thereto, including, without limitation, the OCGH LPA, the OCG LLC Agreement, the OCGH Grant Agreements and the OCG Grant Agreements (collectively, the “Governing Agreements”)) shall cease to apply to you (and, for the avoidance of doubt, you may after the date hereof seek other employment as provided in Section 1 and (b) no solicitation by you of your current administrative assistant for employment with you after the date hereof shall be deemed to be a violation of Section 10.4(a) of the OCGH LPA (and all similar provisions in any other Governing Agreement).

8.Certain Covenants. Except as expressly set forth in Section 7 above, you hereby affirm your obligation to comply with the covenants contained in Article X of the OCGH LPA (and all other similar provisions in any other Governing Agreement) and agree that a breach of any such covenant shall be deemed to be a breach of this Agreement (including for purposes of determining whether the Full Duration Condition has been satisfied).

9.Portfolio Company Board Service. You shall continue to serve on the board of directors (or other equivalent governing body) of the portfolio companies of Oaktree-managed funds for which you are currently a director (or equivalent person) until a transition of your responsibilities can be achieved, but no later than December 31, 2016. Notwithstanding any such service, (a) you shall resign from such board (or equivalent governing body) immediately upon request by Oaktree, determined by Oaktree in its sole and absolute discretion, and (b) in the event you are entitled to receive any directors’ fees or other compensation from any such portfolio company or any of its affiliates, (i) Oaktree shall be deemed to be the ultimate intended beneficiary of all such directors’ fees or other compensation, and (ii) you shall cooperate with Oaktree to give effect the intended economic effect of the foregoing clause (i), including by seeking for all such directors’ fees and other compensation to be paid by such portfolio company or affiliate to Oaktree or its designee or by promptly remitting to Oaktree or its designee all such directors’ fees and other compensation promptly after your receipt thereof. You will not be compensated by Oaktree for any such service.

10.Acknowledgement and Receipt of Wages. You acknowledge that you have received previously all wages and other compensation earned or otherwise due you from Oaktree as of the date hereof and that the amounts set forth in this Agreement are in consideration for your execution of this Agreement for your performance of the acts set forth in it, including, but not limited to, your release of claims.

11.No Future Employment. In consideration for the agreements set forth herein, you waive any rights to reinstatement or future employment with Oaktree and its affiliated entities and agree not to seek employment with any of them in the future.

12.Cooperation. You shall use your best efforts to cooperate with Oaktree and its counsel with respect to any business or legal matter (including, without limitation, litigation, arbitration, investigation or governmental proceeding) that arises from activities you were involved with during your employment. Such reasonable cooperation shall include, without limitation, appearing from time to time at the offices of Oaktree or its counsel, or such other locations as Oaktree or its counsel shall request, for conferences, interviews, depositions, trial and other activities related to the prosecution or defense of Oaktree or its business matters and in general providing Oaktree and its counsel with the full benefit of your knowledge with respect to any such matters. Oaktree shall reimburse you for reasonable expenses incurred by you while so cooperating with Oaktree. If you are contacted by any individual or entity involved in litigation or preparing for possible litigation with any Oaktree Group Member, you shall (a) inform Oaktree of the contact prior to providing any substantive information to that individual or entity and (b) provide Oaktree representatives with the opportunity to participate fully in any meeting, discussion or proceeding in which you provide any substantive information. If the entity is an SRO (as defined below), then you agree to inform Oaktree of the contact but are not required to provide Oaktree with the opportunity to participate as described above.

13.References. If a potential employer contacts Oaktree regarding your employment with Oaktree, Oaktree shall confirm your employment with Oaktree in accordance with its customary procedures from time to time. In addition, upon your reasonable request, Oaktree shall cause Bruce Karsh, for so long as he is an officer of Oaktree, to provide references regarding you to potential employers. In addition, in the event any of Howard Marks, Jay Wintrob, John Frank or Tony Harrington are asked for a reference regarding you by a potential employer or any other person, Oaktree shall cause such person, for so long as he is an officer of Oaktree, to refer any such inquiry to Mr. Karsh.

14.Access to Information. Oaktree shall make available to you (a) the periodic financial reports that Oaktree generally provides to the limited partners of (or equivalent investors in) the applicable Oaktree-managed funds and accounts in which you have a financial interest and (b) similar information that Oaktree generally provides to (i) other holders of OCGH Units (for so long as you hold OCGH Units), (ii) Class A Units (for so long as you hold Class A Units), and (iii) holders of “points” similar to your Remaining Points (for so long as you hold such Remaining Points), in each case, all as determined by Oaktree in good faith; provided that, in the event you engage in a Competitive Business, Oaktree may redact information that it believes in good faith could be used by such Competitive Business adverse to Oaktree.

15.No Pending Charges/No Future Action. You represent and warrant that you have no pending complaints, actions, charges, or claims of any nature against the Oaktree Releasees (as defined below) based on or related to any events prior to the execution of this Agreement. Moreover, to the broadest extent permitted by law, you agree not to file any complaints, actions, charges, or claims of any nature against the Oaktree Releasees relating to any event or alleged event, including, but not limited to, those arising from any of your employment with, compensation by or separation from Oaktree or any of its affiliated entities, or any predecessor thereof, which occurred from the beginning of time to the date on which the parties execute this Agreement. If any person or entity files or causes to be filed any civil action, suit, arbitration, or legal proceeding seeking equitable or monetary relief concerning any aspect of your employment with or by Oaktree or any of its affiliated entities, or any predecessor thereof, or the termination of that employment, you shall take all necessary actions to withdraw from such action and have it dismissed with prejudice as it relates to you personally and agree not to voluntarily participate, or cooperate in such matter unless required to do so by applicable law. If you are unable to preclude a charge or claim on your own behalf, you shall not seek or accept any personal relief from or as the result of such civil action, suit, arbitration, charge or legal proceeding. You waive the right to become, and promise not to consent to become, a member of any class or collective action in a case in which claims are asserted against the Oaktree Releasees that are related in any way to your employment with, compensation by or separation from Oaktree, and that involve events which have occurred before the date you execute this Agreement. If you, without prior knowledge and consent, are made a member of a class in any such proceeding, you agree to opt out of the class at the first opportunity after learning of your own inclusion. In this regard, you agree to execute, without prejudice or delay, an "opt-out" for presented either by the court in which such proceeding is pending or by attorneys for Oaktree or the Oaktree Releasees.

16.Certain Acknowledgments. You understand and acknowledge that:
(a)You have had sufficient time to review this Agreement and to decide whether to enter into it.
(b)Oaktree has advised you in writing through this Agreement that you should consult an attorney prior to signing this Agreement.
(c)Your entitlement to the benefits set forth in this Agreement is conditioned upon, among other things, your execution of this Agreement and the Supplemental Release without subsequent revocation. These benefits are in consideration of the execution of this Agreement and the Supplemental Release and the performance of the terms and conditions contained herein and therein. You have no entitlement to these benefits except as consideration for the performance of the terms and conditions set forth herein.
(d)The purpose of Section 17.1 below is to release claims, if any, that you may have against Oaktree and the other parties released herein, and to the extent that any alleged claim is not or cannot be released under current law, the benefits provided by Oaktree and its affiliates in this Agreement shall be an offset against any such unreleased claim, if any.
(e)Neither this Agreement nor anything in it shall be considered as any admission by Oaktree or any of the other parties released herein of any preexisting obligation or improper conduct whatsoever. You acknowledge and agree that this Agreement shall not be admitted into evidence in any proceeding to establish any alleged wrongful conduct, but it can be offered into evidence in any proceeding to enforce the terms of this Agreement or to enforce the release in this Agreement or in the Supplemental Release. For the avoidance of doubt, Oaktree and such other parties expressly deny any such obligations or improper conduct.
(f)You have read this Agreement and understand its contents. You are signing this Agreement voluntarily.
(g)The making, execution and delivery of this Agreement has been induced by no promises, representations, statements, warranties or agreements other than those expressed herein.
(h)No party is a prevailing party for any purpose. Each party will bear its own attorneys’ fees and costs, except as otherwise expressly provided by this Agreement.

17.Releases.

17.1In consideration of the benefits received and to be received by you pursuant to this Agreement, and for other good and valuable consideration, to the broadest extent permitted by law, you hereby release and discharge Oaktree and its parents, subsidiaries and affiliates (including, without limitation, each Oaktree Group Member), and each of those entities’ respective officers, directors, members, partners, servants, employees, attorneys, insurers, shareholders, successors, independent contractors, consultants and assigns (“Oaktree Releasees”) from any and all claims, expenses, contracts, demands, obligations, liabilities, actions, costs, debts and causes of action of every nature, known or unknown, which have existed or now exist whether in law or equity which you have or had or may claim to have by reason of any and all matters from the beginning of time to the present. The foregoing release includes, without limitation, claims or causes of action based on, or arising out of, any alleged wrongful termination, retaliation, breach of contract, breach of implied covenant of good faith and fair dealing, common law torts, breach of public policy, misrepresentation, fraud, fraudulent inducement, infliction of emotional distress, failure to pay wages or other compensation or discrimination or harassment based on race, national origin, marital status, sex, religion, age, sexual orientation, disability, or any other basis protected by law. You expressly understand and acknowledge that the rights and claims being waived by you in this release include but are not limited to those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.), the Employee Retirement Income Security Act (29 U.S.C. § 1000, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000, et seq.), the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act (Cal. Government Code § 12900, et seq.), Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family Medical Leave Act, the Equal Pay Act (federal and state), the California Family Rights Act, the False Claims Act (federal and state), California Business and Professions Code § 17200 et seq., the Sarbanes-Oxley Act of 2002, the California Fair Pay Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act and any and all claims related to wage and hour issues, compensation or benefits, including, without limitation, any and all waivable claims under the California Labor Code and the Fair Labor Standards Act, all claims under common law, and claims under any federal, state or local constitution, law, regulation, ordinance or order that may be released by private agreement. This means you have waived all claims for individual remedies or to recover monetary damages, including, without limitation, front pay, back pay, compensatory damages, punitive damages, injunctive relief, attorneys’ fees or other remedies, whether brought by you or on your behalf. This provision is intended by the parties to be all encompassing and to act as a full and total release of any claim, except for those claims that cannot be released by private agreement, whether specifically enumerated herein or not, that you might have or have had, that exists or ever has existed on or to the date of this Agreement.

17.2This Agreement is intended to comply with the Older Workers Benefit Protection Act. You specifically understand that you are releasing all claims or rights you may have as of the date of your signature under the Age Discrimination in Employment Act of 1967 (“ADEA”), including, but not limited to, any discrimination on the basis of age. You also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which you were already entitled. You understand and acknowledge that you could have up to twenty-one (21) calendar days from the date of this Agreement to execute this Agreement (although you may choose to voluntarily execute this Agreement earlier), and you have seven (7) calendar days after you sign this Agreement to change your mind and revoke the Agreement in writing. You understand that any such revocation must be in writing and delivered by hand or by certified mail - return receipt requested - within the applicable seven-day period to Oaktree at 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071, Attn: General Counsel. This Agreement shall not become effective or enforceable, until the seven-day revocation period identified in this paragraph has expired. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims under the ADEA that may arise after the execution date of this Agreement; and (b) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you, provided that Oaktree has also executed this Agreement by that date.

17.3You specifically and expressly waive and release all rights under the provisions of Section 1542 of the California Civil Code and any similar federal or state statute, law, regulation or common law doctrine. Section 1542 provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Thus, for the purpose of implementing a full and complete release of Oaktree and other parties released herein, you expressly understand and agree that the foregoing release is intended to include in its effect, without limitation, claims and causes of action which you do not know of or suspect to exist in your favor and that this release extinguishes all such claims and causes of action.

17.4The foregoing releases do not (a) include any release of any of the obligations existing under this Agreement or any vested rights under any 401(k) plan or other similar employee benefit plan, (b) except as otherwise provided in this Agreement, release any Oaktree Group Member from any rights you may have under the governing documents relating to your OCGH Units, Class A Units or personal investments (if any) in Oaktree-managed funds, (c) release any Oaktree Group Member from any rights you may have to be indemnified (including your being advanced legal fees and expenses) under any applicable law in connection with your employment with Oaktree or under any contractual arrangement pursuant to which you may have a right to be indemnified, (d) release any claims you may have for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (e) release any claims to continued participation in certain of Oaktree’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA; (f) release any rights in respect of your record holdings, if any, of OCGH Units and Class A Units, (g) release claims arising after your acceptance of this Agreement, or (h) release any other claims that cannot be released as a matter of applicable law.

17.5In consideration of the benefits received and to be received by you pursuant to this Agreement, and for other good and valuable consideration, you shall, on the Departure Date, execute and deliver a general release in favor of Oaktree and its affiliates in substantially the form attached hereto as Exhibit A (the “Supplemental Release”).

18.No Representation regarding Tax Treatment; Calculations; Withholding. Oaktree makes no representation (and no Oaktree Releasee shall be liable to you) as to the tax treatment of any distributions or payments to which you are entitled pursuant to this Agreement or of any vesting of any Class A Units under applicable U.S. federal or state tax laws or the tax laws of any other jurisdiction. You acknowledge that you have had the opportunity to consult an attorney and/or tax professional for the purposes of obtaining independent tax advice concerning the tax issues relating to this Agreement. Oaktree’s good faith calculations of amounts payable to you hereunder shall be conclusive absent manifest error. You hereby authorize Oaktree to deduct and withhold from any compensation or amounts otherwise payable to you (a) any and all amounts required to be deducted or withheld under any applicable law, statute, regulation or otherwise, including, without limitation, all taxes required to be withheld by applicable law or regulation and (b) any and all amounts owed by you to the Oaktree Group. You hereby acknowledge that, in accordance with your existing agreements with the Oaktree Group, the Oaktree Group has the right (i) to require reimbursement from you of any taxes that are paid by the Oaktree Group relating to your Class A Units, (ii) to deduct any such taxes from any payment of any kind otherwise due to you, including, without limitation, as necessary, appropriate, advisable or convenient to satisfy any foreign, U.S. federal, state or local withholding tax requirements, and (iii) to cause the sale of any portion of your Class A Units for purposes of payment or satisfaction of any such taxes (including, without limitation, by instructing a third party to sell your Class A Units for purposes of payment or satisfaction of any such taxes). Notwithstanding anything herein to the contrary, if as a result of your separation from service, you would receive any payment or other benefit that, absent the application of this paragraph, would be subject to interest and additional tax imposed pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable, and no such benefit shall be conferred, prior to the date that is the earliest of (i) six months after your separation from service date, (ii) your death, or (iii) such other date as will cause such payment or benefit not to be subject to such interest and additional tax. It is the intention of the parties hereto that payments and other benefits contemplated by this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code. To the extent such potential payments or benefits could become subject to Section 409A of the Code, you and Oaktree shall cooperate to amend such payments and benefits, with the goal of giving you the economic benefits described herein in a manner that does not result in such tax being imposed. The parties hereto intend for the termination of your employment to be a “separation of service” within the meaning of Section 409A of the Code, but if such termination does not result in a “separation from service” within the meaning of Section 409A of the Code, then for purposes of determining the timing of any payment or other benefit provided for by this Agreement, termination shall not be considered to occur until you have incurred such a separation from service. The preceding sentence shall not affect the determination of your entitlement to any payment or benefit, but only the timing thereof.

19.Assignment; Designation of Beneficiaries. Except as set forth in this Section 19, the rights and benefits hereunder shall not be assignable or transferable, and any purported transfer, sale, assignment, pledge or other encumbrance or disposition or attachment of any payments or benefits hereunder other than by operation of law, shall not be permitted or recognized. Oaktree may assign this Agreement to any of its affiliates as Oaktree may deem desirable in which case you shall become an employee of that affiliate, rather than Oaktree, on the same terms and conditions set forth herein; provided that no such assignment shall materially affect the benefits to you or Oaktree of this Agreement. You agree to take any such actions and to execute any such documents as Oaktree may reasonably request in order to further implement and evidence any such assignment. You may, with the consent of Oaktree, designate in writing, on forms prescribed by and filed with Oaktree, one or more beneficiaries to receive any payments payable after your death and may at any time amend or revoke any such designation; provided that if you designate a person other than your spouse as a beneficiary, your spouse must sign a statement specifically approving such designation. Any payments to which you would be entitled by virtue of this Agreement while alive shall be paid, following your death, to the designated beneficiary. If no beneficiary designation is in effect at the time of death, or in the absence of a spouse’s approval as herein above provided, payments to which you are entitled hereunder shall be made to your personal representative.

20.Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Each Oaktree Group Member is an intended third-party beneficiary of this Agreement, and each such Oaktree Group Member may enforce this Agreement against you

21.Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person (including, without limitation, by a nationally recognized overnight courier service) or sent by first class certified or registered mail, postage prepaid, if to any Oaktree Group Member, at Oaktree’s principal place of business, Attn: General Counsel, and if to you, at your home address most recently on file with Oaktree, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

22.Severability. If any part of this Agreement is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question, and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

23.Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

24.Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to your separation from the Oaktree Group and the subject matter hereof. Without limiting the foregoing, in the event of any conflict between any provision of this Agreement, on the one hand, and any provision of any agreement between you and any Oaktree Group Member, on the other hand, the provisions of this Agreement shall prevail. This Agreement may be modified or amended only by an instrument in writing signed by all of the parties hereto that specifically references this Agreement.

25.Governing Law. This Agreement shall be construed and enforced, along with any rights, remedies, or obligations provided for hereunder, in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California by residents of the State of California; provided that the enforceability of Section 26 below shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq., and not the laws of the State of California.

26.Arbitration. To the extent permitted by applicable law, any and all disputes, claims or controversies arising out of or relating to this Agreement, the hiring process, your employment relationship with any Oaktree Group Member or the termination of such employment relationship (including, without limitation, (x) any claims for harassment, retaliation, or discrimination pursuant to Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the ADEA, or any similar provision of state or federal statutory or common law and (y) the issue of whether a particular dispute, claim or controversy is subject to arbitration under this Section 26) shall be submitted to final and binding arbitration before Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The arbitration shall take place in Los Angeles, California and shall be conducted in accordance with the provisions of JAMS Employment Arbitration Rules and Procedures, or any similar successor, in effect at the time of filing of the demand for arbitration. The arbitration shall be held before and decided by a single neutral arbitrator, experienced in California employment law. You and Oaktree agree to participate in the arbitration in good faith. The arbitrator shall have the power to award any appropriate remedy allowed by applicable law, but shall not have power to modify the provisions of this Section 26, to make an award or impose a remedy that is not available to a court of general jurisdiction sitting in Los Angeles, California, and the jurisdiction of the arbitrator is limited accordingly. The fees and costs of the arbitrator and arbitration shall be borne equally by Oaktree and you; provided that Oaktree shall pay a greater portion (including, if required, all) of the fees and costs of the arbitrator and the arbitration where required by applicable law; provided further that a prevailing party in any arbitration brought pursuant to this Section 26 shall be entitled to reimbursement from the non-prevailing party for reasonable attorneys’ fees and reasonable expenses incurred in connection with such arbitration, except as otherwise prohibited by applicable law. For purposes of this Section 26, the “prevailing party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, arbitration, judgment, or otherwise. For purposes of this Section 26, the term “attorneys’ fees” shall include the actual attorneys’ fees incurred in retaining counsel for advice, negotiations, arbitration, appeal, suit or any other legal proceeding. The arbitrator shall apply California substantive law, including, without limitation, any applicable statutes of limitations. Adequate discovery shall be permitted by the arbitrator consistent with applicable law and the cost efficiency objectives of arbitration. The award of the arbitrator, which shall be in writing summarizing the basis for the decision, shall be final and binding upon the parties (subject only to limited review as required by applicable law) and may be entered as a judgment in any California court having competent jurisdiction, and the parties hereby consent to the jurisdiction of the courts of the State of California for such purposes. The details, existence and outcome of any such arbitration and any information obtained in connection with any such arbitration (including, without limitation, any discovery taken in connection with such arbitration) shall be kept strictly confidential and shall not be disclosed or discussed with any person not a party to the arbitration; provided that a party may make such disclosures as are required by applicable law or legal process; provided further that a party may make such disclosures to its attorneys, accountants or other agents and representatives who reasonably need to know the disclosed information in connection with any arbitration pursuant to this Section 26 and who are obligated to keep such information confidential to the same extent as such party. If either you or Oaktree, as the case may be, receives a subpoena or other request for information from a third party that seeks disclosure of any information that is required to be kept confidential pursuant to the prior sentence or otherwise, or otherwise believes that it may be required to disclose any such information, you or Oaktree, as the case may be, shall (i) promptly notify the other party to the arbitration and (ii) reasonably cooperate with such other party in taking any legal or otherwise appropriate actions, including, without limitation, the seeking of a protective order, to prevent the disclosure or otherwise protect the confidentiality, of such information. For the avoidance of doubt, future agreements or contracts between you and Oaktree may include arbitration provisions governing disputes, claims or controversies that shall be separate and distinct from any arbitration pursuant to this Section 26. For the avoidance of doubt, any and all disputes, claims or controversies arising out of or relating to (a) your Vested Units shall be resolved in accordance with the dispute resolution procedures applicable to your Vested Units under the governing documents thereof, and (b) your Class A Units shall be resolved in accordance with the dispute resolution procedures applicable to your Class A Units under the governing documents thereof.

27.Confidentiality. You agree to preserve the confidentiality of all of the Oaktree Group’s proprietary information (including, without limitation, all non-public information regarding any Oaktree Group Member’s clients, investment strategies, investment portfolios, and marketing strategies and practices) and agree to not disclose any such information to any other person or entity except as otherwise required by applicable law. Notwithstanding anything herein or in any Governing Agreement to the contrary, in addition to publicly available information, you may also describe your responsibilities and experiences at Oaktree in a manner that does not reveal any confidential or proprietary information. You shall not make any statements, encourage others to make statements or release information that disparages, discredits, or defames any Oaktree Group Member or engage in any activity that would have the effect of disparaging, discrediting or defaming any Oaktree Group Member. Notwithstanding the foregoing, nothing in this Agreement shall prohibit you from making truthful statements when required by law. You shall keep the terms of this Agreement confidential, except as otherwise required by applicable law, and except that the terms and conditions of this Agreement may be disclosed to your family members, attorneys, accountants or other professional advisers who agree to keep such terms and conditions confidential. In accordance with the Defend Trade Secrets Act of 2016, Oaktree provides you with the following notice of immunity from liability for confidential disclosure of a trade secret to the government or in a court filing:

(1)    Immunity: An individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that-
(A)    is made -
(i)    in confidence to a U.S. federal, state, or local government official, either directly or indirectly, or to an attorney; and
(ii)    solely for the purpose of reporting or investigating a suspected violation of law; or
(B)    is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)    Use of Trade Secret Information in Anti-Retaliation Lawsuit: An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual-
(A)    files any document containing the trade secret under seal; and
(B)    does not disclose the trade secret, except pursuant to court order.
28.Regulatory Agencies. Nothing in this Agreement or any other agreement between you and an Oaktree Group Member shall prohibit or restrict you from (i) providing information to, or otherwise assisting in, an investigation by Congress, the Securities and Exchange Commission (“SEC”), or any other federal, state or local regulatory, administrative or law enforcement agency or self-regulatory organization (“SRO”) or in an internal investigation by Oaktree or (ii) testifying, participating, or otherwise assisting in a proceeding relating to any federal law relating to fraud or any rule or regulation of the SEC or any SRO in any governmental administrative investigative or proceeding. Moreover, you can testify truthfully in response to subpoena or other legal process regarding any matter concerning your relationship with any Oaktree Group Member; provided that you notify Oaktree within a reasonable time upon receiving such a subpoena or other legal process so that it may take appropriate steps to protect its interests.

29.Counterparts. This Agreement may be executed in two or more counterparts and by the exchange of signatures by facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30.Headings. All headings herein are included only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

[Signature pages follow.]

If you agree and accept the foregoing, please so indicate by signing in the space indicated below and returning a signed copy to us.

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ John Frank		By:	/s/ Todd Molz
	Name:	John Frank		Name:	Todd Molz
	Title:	Vice Chairman		Title:	General Counsel & Chief Administrative Officer

Solely as to Section 3 above:

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ John Frank		By:	/s/ Todd Molz
	Name:	John Frank		Name:	Todd Molz
	Title:	Vice Chairman		Title:	General Counsel & Chief Administrative Officer

Solely as to Section 4 above:

OAKTREE CAPITAL GROUP, LLC

By:	/s/ John Frank		By:	/s/ Todd Molz
	Name:	John Frank		Name:	Todd Molz
	Title:	Vice Chairman		Title:	General Counsel & Chief Administrative Officer

AGREED AND ACCEPTED AS OF THE DATE SET FORTH ABOVE

/s/ Scott Graves
SCOTT GRAVES

EXHIBIT A

FORM OF SUPPLEMENTAL RELEASE AGREEMENT

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (this “Release”) is entered into between Oaktree Capital Management, L.P., a Delaware limited partnership (“Oaktree”), and Scott Graves as of the date set forth below. This Release is being executed pursuant to that certain letter agreement, dated as of September ___, 2016 (the “Separation Agreement”), between Scott Graves and Oaktree. Unless otherwise specified herein, capitalized terms used herein shall have the meanings assigned to such terms in the Separation Agreement.

1.    I hereby resign from Oaktree effective as of the Departure Date.

2.    I understand and acknowledge that I have had sufficient time to review this Release and to decide whether to enter into it. I also understand and acknowledge that I could have twenty-one (21) calendar days to make this decision if I so desire, and that I have seven (7) calendar days after I sign this Release to change my mind and revoke the Release in writing. I understand that any such revocation must be in writing and delivered by hand or by certified mail - return receipt requested - within the applicable seven-day period to Oaktree at 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071, Attn: General Counsel. The Release shall not become effective or enforceable, until the seven-day revocation period identified in this paragraph has expired.

3.    I acknowledge that Oaktree has advised me in writing through this Release that I should consult an attorney prior to signing this Release.

4.    I acknowledge that my entitlement to all benefits under the Separation Agreement, including, without limitation, those set forth in Sections 2 through 7 thereof, is conditioned upon, among other things, my execution of the Separation Agreement and this Release without subsequent revocation. These benefits are in consideration of the execution of the Separation Agreement and this Release and the performance of the terms and conditions contained herein and therein. I acknowledge that I have no entitlement to these benefits except as consideration for the performance of the terms and conditions set forth herein. I acknowledge that I am entitled to no salary, wages, bonuses, commissions, options, benefits, insurance or other compensation from any Oaktree Group Member, except as specifically set forth herein and in the Separation Agreement.

5.    To the broadest extent permitted by applicable law, I hereby release and discharge Oaktree and its parents, subsidiaries and affiliates (including, without limitation, each Oaktree Group Member), and each of those entities’ respective officers, directors, members, partners, servants, employees, attorneys, insurers, shareholders, successors, independent contractors, consultants and assigns from any and all claims, expenses, contracts, demands, obligations, liabilities, actions, costs, debts and causes of action of every nature, known or unknown, which have existed or now exist whether in law or equity which I have or had or may claim to have by reason of any and all matters from the beginning of time to the present; provided that the foregoing releases do not (a) include any release of any of the obligations existing under the Separation Agreement or any vested rights under any 401(k) plan or other similar employee benefit plan, (b) except as otherwise provided in this Release, release any Oaktree Group Member from any rights you may have under the governing documents relating to your OCGH Units, Class A Units, or personal investments (if any) in Oaktree-managed funds, (c) release any Oaktree Group Member from any rights I may have to be indemnified (including your being advanced legal fees and expenses) under any applicable law in connection with my employment with Oaktree or under any contractual arrangement pursuant to which I may have a right to be indemnified, (d) release any claims you may have for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (e) release any claims to continued participation in certain of Oaktree’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA, (f) release any rights in respect of your record holdings, if any, of OCGH Units and Class A Units, (g) release claims arising after the execution date of this Release, or (h) release any other claims that cannot be released as a matter of law. The foregoing release includes, without limitation, claims or causes of action based on, or arising out of, any alleged wrongful termination, retaliation, breach of contract, breach of implied covenant of good faith and fair dealing, common law torts, breach of public policy, misrepresentation, fraud, fraudulent inducement, infliction of emotional distress, failure to pay wages or other compensation or discrimination or harassment based on race, national origin, marital status, sex, religion, age, sexual orientation or disability. I expressly understand that among the various rights and claims being waived by me in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.), the Employee Retirement Income Security Act (29 U.S.C. § 1000, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000, et seq.), the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act (Cal. Government Code § 12900, et seq.), Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act, and any and all claims related to wage and hour issues, compensation, or benefits, including, without limitation, any and all waivable claims under the California Labor Code and the Fair Labor Standards Act, all claims under common law, and claims under any federal, state or local constitution, law, regulation, ordinance or order that may be released by private agreement. This means I have waived all claims for individual remedies or to recover monetary damages, including front pay, back pay, compensatory damages, punitive damages, injunctive relief, attorneys’ fees or other remedies, whether brought by me or on my behalf. This provision is intended by the parties to be all encompassing and to act as a full and total release of any claim, except for those claims that cannot be released by private agreement, whether specifically enumerated herein or not, that you might have or have had, that exists or ever has existed on or to the date of this Release.

6.    This Release is intended to comply with the Older Workers Benefit Protection Act. I specifically understand that I am releasing all claims or rights I may have as of the date of my signature under the Age Discrimination in Employment Act of 1967 (“ADEA”). I also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; and (b) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me, provided that Oaktree has also executed this Release by that date.

7.    I specifically and expressly waive and release all rights under the provisions of Section 1542 of the Civil Code of California or any similar statute or common law doctrine. Section 1542 provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Thus, for the purpose of implementing a full and complete release of Oaktree and other parties released herein, I expressly understand and agree that this release is intended to include in its effect, without limitation, claims and causes of action which I do not know of or suspect to exist in my favor and that this release extinguishes all such claims and causes of action.

8.    I acknowledge that the purpose of this Release is to release claims, if any, I may have against Oaktree and the other parties released herein, and to the extent that any alleged claim is not or cannot be released under current law, the benefits provided by Oaktree and its affiliates in this Release and in the Separation Agreement shall be an offset against any such unreleased claim, if any.

9.    I acknowledge my continued obligations, including, without limitation, my continued obligations as to confidentiality and non-disparagement, as set forth in the OCGH LPA, as modified by the Separation Agreement to the extent applicable.

10.    I will keep the terms of this Release confidential and will not disclose such terms (other than as required by law) to any other person or entity, other than to my spouse, counsel and tax advisors; it being understood that I am responsible for directing such authorized recipients to preserve the confidentiality of all such information. Nothing in this Release or any other agreement between me and an Oaktree Group Member shall prohibit or restrict me from (i) providing information to, or otherwise assisting in, an investigation by Congress, the SEC, or any other federal, state or local regulatory, administrative or law enforcement agency or SRO or in an internal investigation by Oaktree or (ii) testifying, participating, or otherwise assisting in a proceeding relating to any federal law relating to fraud or any rule or regulation of the SEC or any SRO in any governmental administrative investigative or proceeding. Moreover, I can testify truthfully in response to subpoena or other legal process regarding any matter concerning my relationship with any Oaktree Group Member provided that I notify Oaktree within a reasonable time upon receiving such a subpoena or other legal process so that it may take appropriate steps to protect its interests.

11.    I understand that neither this Release nor anything in it shall be considered as any admission by Oaktree or any of the other parties released herein of any preexisting obligation or improper conduct whatsoever. I acknowledge and agree that this Release shall not be admitted into evidence in any proceeding to establish any alleged wrongful conduct, however, it can be offered into evidence in ay proceeding to enforce the terms of this Release and/or to enforce the release in this Release or in the Separation Agreement. I understand that Oaktree and such other parties deny any such obligations or improper conduct.

12.    I have read this Release and understand its contents. I am signing this Release voluntarily.

13.    I acknowledge that the making, execution and delivery of this Release has been induced by no promises, representations, statements, warranties or agreements other than those expressed herein and in the Separation Agreement.

14.    This Release may be executed in two or more counterparts and by the exchange of signatures by facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:
SCOTT GRAVES

ACCEPTED AND ACKNOWLEDGED:

OAKTREE CAPITAL MANAGEMENT, L.P.

By:
Name:
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